Grant Thornton

Accountants and Business Advisors

Report of Independent Registered Public Accounting Firm

To the Investors of
MLM Index™ Fund

We have audited the accompanying statements of financial position, including the condensed schedules of investments, of MLM Index™ Fund (the "Fund") as of December 31, 2005 and the related statements of operations, changes in investors' interest and cash flows for the year then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Fund as of and for the year ended December 31, 2004, and December 31, 2003, were audited by other auditors whose reports dated January 31, 2005, and January 26, 2004, expressed an unqualified opinion on these statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MLM Index™ Fund at December 31, 2005 and the results of its operations, changes in its investors' interest, and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

January 31, 2006

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Grant Thornton LLP
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